U. S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported) June 20, 2003

MORTON INDUSTRIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-13198	38-0811650
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1021 West Birchwood, Morton, Illinois 61550

(Address of principal executive offices)  (Zip Code)

(309-266-7176)

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

On June 20, 2003, Morton Industrial Group, Inc. (the Company) sold the assets of Mid-Central Plastics, Inc. (d/b/a Morton Custom Plastics), a wholly-owned subsidiary which manufactures injection molded parts and is based in West Des Moines, Iowa.

The assets were sold to Innovative Injection Technologies, Inc., a company whose management group is led by Robert J. Janeczko.  Dr. Janeczko served as president of Morton Custom Plastics, and previously had served as president of Morton Metalcraft Co., a wholly-owned subsidiary of the Company.

The assets, net of assumed liabilities, were sold for $6.25 million, of which $4.8 million was paid at the date of sale, $0.2 million is due in two equal installments three months and six months from closing, and $1.25 million is due in three years.  Of the proceeds available at the date of sale, $3.5 million is being used to permanently retire a portion of the Company’s revolving line-of-credit.

Item 5.  Other Events

The registrant issued a related press release dated June 23, 2003, which is attached to this Form 8-K as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

Information required under Item 7 will be filed in a Form 8-K/A no later than July 7, 2003.

Exhibit 99.1

Press Release Dated June 23, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.

Date: June 23, 2003	By:	/s/	Rodney B. Harrison

Rodney B. Harrison

Vice President of Finance